EXHIBIT 32.2

                Certification Pursuant to 18 U.S.C. Section 1350,
     As Adopted Pursuant to Section 906 of the Sarbanes -Oxley Act of 2002

In connection with this Amendment No. 1 to the annual report of China Biopharmaceuticals Holdings, Inc. (the Company), on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission
(SEC) on the date hereof (the Report ), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     i. the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

     ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or our staff upon request.


/s/ ZHANG Jian
--------------
ZHANG Jian
Chief Financial Officer
May 14, 2009


This Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission."